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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

       The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock of Noven Pharmaceuticals, Inc. is filed on behalf of each of us.


                                     /s/ Steven Sablotsky
                                     ----------------------------------------
Date: April 25, 2000                 STEVEN SABLOTSKY


                                     NEVON VENTURES LIMITED PARTNERSHIP,
                                     a Nevada limited partnership

                                     By: NEVON, INC., a Nevada corporation and
                                         its General Partner


Date: April 25, 2000                     By:/s/ Steven Sablotsky
                                            ---------------------------------
                                            Steven Sablotsky, President



                                     NEVON, INC., a Nevada corporation


Date: April 25, 2000                 By:/s/ Steven Sablotsky
                                        -------------------------------------
                                        Steven Sablotsky, President






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